Exhibit 10.10

RESTATED AND AMENDED INTELLECTUAL PROPERTY ASSIGNMENT AND

LICENSE AGREEMENT

This Restated and Amended Intellectual Property Assignment and License Agreement (the “Agreement”) is entered into on July 30, 1998 (the “Amendment Date”) and made effective as of July 30, 1997 (the “Effective Date”) by and between THERMAGE, a California corporation, having its principal place of business at 905 San Ramon Valley Blvd., #110, Danville, California 94526 (“Assignee” or the “Company”), and EDWARD W. KNOWLTON, residing at 5478 Blackhawk Drive, Danville, California 94506 (“Assignor” or “Knowlton”).

BACKGROUND

A. Pursuant to a Stock Purchase Agreement dated January 23, 1996, Knowlton previously assigned to the Company certain patent rights and related materials in exchange for 720,000 shares of the Company’s Common Stock.

B. In order to clarify the ownership of certain subsequently developed patent rights and related materials, the Company has agreed to issue to Knowlton 130,000 shares of the Company Common Stock in exchange for Knowlton’s assignment of the subsequently developed patent rights and related materials, with a license back to Knowlton pursuant to an Intellectual Property Assignment and License Agreement between Thermage and Knowlton dated July 30, 1997.

C. The parties now desire to amend and restate the foregoing agreement on the terms and conditions stated herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1 “Control” shall mean the possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any third party.

1.2 “Intellectual Property” shall mean all right, title and interest of Assignor as of the Effective Date in and to the technology, inventions, methods, processes, drawings, illustrations, writings, ideas and concepts and all other technology and information necessary or useful for the development and commercialization of products for use in the Field, including without limitation (i) the patent applications for United States and foreign letters patent set forth on Exhibit A, including all divisional, continuation or continuation-in-part applications thereof, and any United States and foreign letters patent that are listed on Exhibit A or granted upon the foregoing patent applications, including all rights granted upon any reissue, reexamination, or extension thereof, (ii) trade secret rights arising under the laws of any and all jurisdictions, (iii) United States and foreign copyright rights and all other literary property and author rights, whether or not copyrightable, (iv) know-how and show-how, whether or not protectible by patent, copyright or trade secret, and (v) other intellectual property rights, whether or not registrable, but excluding without limitation all trademark and related intellectual property rights owned by Assignor as of the Effective Date.

1.3 “Field” shall mean contraction, remodeling and ablation of the skin through and including (but hot beyond) the subcutaneous fat layer below the skin.

1.4 “Related Invention” shall mean any invention that is necessary or useful for the practice of the Intellectual Property that is made during the four (4) year period following the Effective Date.

1.5 “Valid Claim” means a claim of (i) an issued patent, which claim has not lapsed, been cancelled or become abandoned or declared invalid or unenforceable by a court of competent jurisdiction in a decision from which no appeal has been or can be taken, or (b) a patent application, so long as such application is being prosecuted and the claim in question has not been abandoned (with the period of presumed validity of a pending claim or application not to exceed five (5) years).

SECTION 2

ASSIGNMENT

2.1 General. Assignor hereby irrevocably transfers, assigns, conveys and delivers to Assignee, and Assignee hereby receives from Assignor, all proprietary ownership and all other right, title and interest in and to the Intellectual Property. Assignor shall promptly deliver to Assignee originals or copies of all equipment, documents, media, and other items which embody or otherwise relate to the Intellectual Property.

2.2 Further Assurances. In order to establish, perfect, protect, defend and enforce Assignee’s right, title and interest in and to the Intellectual Property, upon request by Assignee at any time, and at Assignee’s cost and expense, Assignor shall execute all documents and instruments and do all other things deemed necessary or useful by Assignee in establishing, perfecting, protecting, prosecuting, defending and enforcing Assignee’s proprietary right, title and interest in the Intellectual Property. In particular but not by way of limitation, Assignor shall do all things reasonably requested by Assignee to achieve the intent of the foregoing sentence (other than the payment of money), including without limitation the furnishing of information and execution of documents, the filing of which with governmental authorities is prerequisite to the statutory recordation of assignment of the Intellectual Property.

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SECTION 3

COMPENSATION

3.1 Stock. As consideration for the assignment of the Intellectual Property by Assignor to Assignee herein, Assignee hereby issues to Assignor 130,000 shares of Common Stock of Assignee.

3.2 Investment Representations. In connection with the purchase of the Shares, Assignee represents to the Company the following:

(a) He is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. He is purchasing these securities for investment for his own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933 (the “Securities Act”).

(b) He understands that the securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of his investment intent as expressed herein. In this connection, he understands that, in view of the Securities and Exchange Commission (“Commission”), the statutory basis for such exemption may not be present if his representations meant that his present intention was to hold these securities for a minimum capital gains period under the tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

(c) He further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. He further acknowledges and understands that the Company is under no obligation to register the securities. He understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(d) He is aware of the adoption of Rule 144 by the Commission, promulgated under the Securities Act, which permits limited public resale of securities acquired in a non-public offering subject to the satisfaction of certain conditions.

(e) He further acknowledges that in the event all of the requirements of Rule 144 are not met, compliance with Regulation A or some other registration exemption will be required; and that although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

3.

3.3 Lock-Up. Assignee agrees, in connection with the Company’s initial public offering of the Company’s securities, (i) not to sell, make short sales of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by Assignee (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for one hundred eighty (180) days from the effective date of such registration and (ii) further agrees to execute any agreement reflecting (i) above as may be requested by the underwriters at the time of the public offering.

3.4 Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legend, in addition to any legend required to be placed thereon by the California Commissioner of Corporations or any other applicable state securities laws.

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQJWRED UNDER THE SECURITIES ACT OF 1933.”

SECTION 4

TRADEMARK RIGHTS

4.1 Trademark License; Use of Name. Assignor hereby grants Assignee an exclusive license to use the mark “Knowlton” solely on or with products for use in the Field arising from the Intellectual Property, and Assignee agrees that all such products will use the “Knowlton” mark, except as may otherwise be required by law. Assignee shall secure trademark protection for the “Knowlton” marks related to the product arising from the Intellectual Property, such protection to include applying for registrations with the United States Patent and Trademark Office and, where appropriate, foreign trademark offices. Such applications shall be prosecuted at Assignee’s expense and owned by Assignor. Assignor shall have the right to review and approve any such use of the mark “Knowlton” prior to Assignee’s use thereof, which approval shall not be unreasonably withheld. If Assignor and Assignee do not agree upon use of mark, then Assignor has the right to withdraw the use of the mark.

SECTION 5

LICENSE TO ASSIGNOR

5.1 Grant of License. In further consideration for the assignment of the Intellectual Property by Assignor to Assignee herein Assignee hereby grants to Assignor a worldwide, irrevocable, exclusive, royalty-free right and license under the Intellectual Property (including without limitation all patents and patent applications listed on Exhibit A, both previously

4.

assigned and assigned hereunder) for the purpose of making, using, selling, offering for sale and importing products useful outside the Field. Assignor shall make no use of the Intellectual Property except as expressly authorized in this Section 5.1.

5.2 Sublicenses. Assignor shall have the right to grant sublicenses and to grant to sublicensees the right to grant further sublicenses, under the license granted to Assignor pursuant to Section 5.1.

SECTION 6

LIMITATION OF LIABILITIES

NO PARTY TO THIS AGREEMENT SHALL, UNDER ANY CIRCUMSTANCES OR ANY LEGAL OR EQUITABLE THEORY, BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION SUCH DAMAGES ARISING OUT OF, OR IN CONNECTION WITH, ANY MALFUNCTIONS, DELAYS OR LOSS OF PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, EVEN IF SUCH PARTY HAS BEEN APPRISED OF THE POSSIBILITY OF SUCH DAMAGES.

SECTION 7

PATENT PROSECUTION

7.1 Prosecution of Applications and Maintenance of Patents. Assignee shall have the obligation to file and reasonably prosecute all patent applications and to maintain all patents included in the Intellectual Property which apply only in the Field at Assignee’s expense. Assignee will provide Assignor with copies of all correspondence with the U.S. Patent and Trademark Office (and foreign equivalents thereof) relating to the Intellectual Property it is prosecuting reasonably in advance of any relevant deadlines therefor, and Assignor shall have the right to review and comment upon the prosecution strategy for all such patent applications and upon the maintenance of all such patents, and to consult with Assignee on the content of such correspondence prior to the submission of such documents to such authority. Assignee shall use reasonable efforts to include or address Assignor’s comments in filing and prosecuting patent applications included in the Intellectual Property, particularly where such comments pertain to technology or applications of technology outside the Field. If Assignee intends to abandon any patent application or cease to maintain any patent included in the Intellectual Property, it shall so notify Assignor promptly (but in no event later than (30) days in advance of any relevant deadline with respect to the prosecution or maintenance thereof) and Assignor shall have the right, at his expense, to proceed with the prosecution of such patent and to enforce such patent application in any interference proceeding or infringement suit, and Assignee agrees to provide reasonable assistance to assignor in connection therewith. If Assignor assumes prosecution and enforcement responsibilities for a particular patent application or patent pursuant to the foregoing sentence, Assignee shall assign to Assignor its entire right, title and interest in and to such patent application or patent provided that Assignor shall grant Assignee a world-wide, irrevocable, exclusive, royalty-free right and license within the Field under such patent

5.

or any patent that issues from such a patent application. Assignee acknowledges that the Intellectual Property is useful both within and outside the Field and agrees not to take any action that could reasonably adversely affect Assignor’s rights under the Intellectual Property outside the Field, including without limitation abandoning or canceling claims useful outside the Field, without first reviewing the action with Assignor.

7.2 Enforcement of Patents. If any patent included in the Intellectual Property is infringed by a third party, the party to this Agreement first having knowledge of such infringement shall promptly notify the other party in writing. Such notice shall provide details of such infringement. Assignee shall have the primary right, but not the obligation, to institute, prosecute or control any action or proceeding with respect to infringement in the Field using counsel (good faith cooperation) of its choice at its expense. Assignor shall have the right to participate in such action and to be represented by counsel of its choice at its expense. If Assignee fails to bring an action or proceeding within a period of ninety (90) days after having knowledge of that infringement then Assignor shall have the right to bring and control any such action by counsel of its own choice, at its expense, and the Assignee shall have the right to participate in such action by counsel of its choice at its expense. If a party brings any action or proceeding hereunder, the other party agrees to be joined as a party plaintiff and to give the party bringing the action reasonable assistance and authority to control, file and prosecute the suit as necessary. If Assignee accepts its primary right to institute, prosecute or control any action or proceeding with respect to an infringement under this section, Assignee shall be entitled to the damages or other monetary awards recovered in the action. If Assignor brings or controls an action pursuant to this section, Assignor’s costs and expenses shall be reimbursed first out of any damages or other monetary awards recovered in favor of the parties. Any remaining damages shall be split fifty percent (50%) to Assignor and fifty percent (50%) to Assignee. Any action brought or controlled by Assignor shall not be disposed of or settled by Assignor without Assignee’s consent, which shall not be unreasonably withheld.

SECTION 8

GENERAL PROVISIONS

8.1 Notice by any party under this Agreement shall be in writing and personally delivered or given by registered mail, overnight courier, telecopy confirmed by registered mail, telefax or prepaid cable, addressed to the other parties at its addresses given herein (or at such other address as may be communicated to the other parties in writing) and shall be deemed to have been served when delivered or, if delivery is not accomplished by reason of some fault of the addressee, when tendered.

8.2 This Agreement is not transferable or assignable, and no party shall have the power or right to assign, transfer or delegate any of its rights or obligations hereunder, whether by operation of law or otherwise; provided, however, that either party may assign its rights and delegate its duties in connection with a merger or consolidation with another business entity or in connection with a sale of substantially all of its assets to which this Agreement relates. Any assignment in derogation of the foregoing shall be void.

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8.3 The waiver, amendment or modification of any provision of this Agreement or any right, power or remedy hereunder, whether by agreement of the parties or by custom, course of dealing or trade practice, shall not be effective unless in writing and signed by the party against whom enforcement of such waiver, amendment or modification is sought. No failure or delay by any party in exercising any right, power or remedy with respect to any of the provisions of this Agreement shall operate as a waiver of such provisions with respect to such occurrences.

8.4 The legal relations between the parties shall be governed by the laws of the State of California, regardless of the choice of law provisions of California or any other jurisdiction. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the California state courts of Santa Clara County, California (or, if there is exclusive federal jurisdiction, the United Stated District Court for the Northern District of California), and the parties hereby consent to the personal and exclusive jurisdiction of these courts, hereby waive the personal service of any and all process upon them, and consent to service of process by certified or registered mail, return receipt requested, addressed to the parties at the address stated herein.

8.5 Both parties agree to execute any additional documents and take any other actions necessary to carry out the intents and purposes of this Agreement.

8.6 Agreement together with Exhibit A, contain the entire agreement between the parties with respect to the transfer of the Intellectual Property, and supersede all prior agreements, understandings, negotiations and discussions, whether written or oral, between the parties with respect thereto, including without limitation the Intellectual Property Assignment and License Agreement executed by the parties on July 30, 1997.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Amendment Date.

ASSIGNEE:

THERMAGE:		ASSIGNOR:
a California Corporation

By:	/s/ Keith L. Mullowney	By:	/s/ Edward W. Knowlton
	Keith L. Mullowney, President		Edward W. Knowlton, M.D.

7.

EXHIBIT A

INTELLECTUAL PROPERTY

“Intellectual Property” shall include, without limitation, the following patent applications:

USSN 08/435,544, filed May 5, 1995, entitled “Method and Apparatus for Controlled Contraction of Collagen Tissue” (previously assigned);

USSN 08/435,822, filed May 5, 1995, entitled “Method and Apparatus for Controlled Contraction of Collagen Tissue” (previously assigned);

USSN 08/583,815, filed January 5, 1996, entitled “Method for Scar Collagen Controlled Formation and Contraction”;

Foreign Patent serial number PCT/US97/00162, filed January 5, 1996, entitled “Method for Scar Collagen Formation and Contraction;”

Foreign Patent serial number PCT/US96/06274, filed May 3, 1996, entitled “Apparatus for Skin Resurfacing;”

USSN 08/635,202, filed April 17, 1996, entitled “Apparatus for Controlled Contraction of Collagen Tissue;”

USSN 60/023,377, filed August 6, 1996, entitled “Method of Tightening Skin;”

USSN 08/794,003, filed February 3, 1997, entitled “Apparatus for Controlled Contraction of Collagen Tissue;”

USSN 08/825,443, filed March 28, 1997, entitled “Method of Tissue Remodeling;”

USSN 08/825,445, filed March 28, 1997, entitled “Apparatus for Tissue Remodeling;”

USSN 08/827,237, filed March 28, 1997, entitled “Apparatus for Tissue Remodeling;” Attorney Docket Number KNOW 1000/CIP3.

A-1.